Exhibit 10.11
VOTING AGREEMENT
This VOTING AGREEMENT (this “Agreement”), is made and entered into as of [ ● ], 2025, by and among Cynosure Partners 2020, LP, a Delaware limited partnership, Cynosure Partners 2020 PV, LP, a Delaware limited partnership, Cynosure Partners 2020 Co-Investment, LLC, a Delaware limited liability company, Cynosure Partners III, LP, a Delaware limited partnership, and CP III BRC Holdings CV, LLC, a Delaware limited liability company (together with their respective Permitted Transferees, the “Cynosure Investors”), and Black Rock Coffee Bar, Inc., a Texas corporation (the “Company”). Unless otherwise specified herein, all capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings ascribed to such terms in the Company’s Amended and Restated Certificate of Formation, dated as of August 28, 2025 (as may be amended from time to time, the “Restated Certificate”).
RECITALS
WHEREAS, the Restated Certificate provides that, subject to the requirements and limitations set forth therein, the Company shall take all Necessary Action to cause the slate of nominees recommended by the board of directors of the Company (the “Board”) for election as Directors of the Company to be consistent with Part G of Article V of the Restated Certificate, including for so long as Cynosure beneficially owns, on a collective basis, at least seven and one-half percent (7.5%) of the outstanding Common Stock, one (1) individual nominated for election to the Board by Cynosure (the “Cynosure Nominee”); and
WHEREAS, the Cynosure Investors and the Company wish to enter into this Agreement concerning the voting of shares of Common Stock held by the Cynosure Investors in favor of the slate of nominees recommended by the Board (such slate of nominees, the “Director Nominees”).
AGREEMENT
NOW, THEREFORE, the parties agree as follows:
1.    Voting Provisions Regarding the Election of Directors. Subject to Part G of Article V of the Restated Certificate, and for so long as Cynosure has the right to nominate for election to the Board the Cynosure Nominee pursuant to the terms of the Restated Certificate, each Cynosure Investor agrees to vote, or cause to be voted, all shares of Common Stock that it owns or over which such Cynosure Investor has voting control, from time to time and at all times, in favor of the election of the Founder Investor Director Nominees that are nominated for election to the Board in accordance with Article V of the Restated Certificate (including in connection with the filling of any vacancy on the Board), whether by written consent or at a special or annual meeting of shareholders.
2.    Term. This Agreement shall be effective as of the date hereof and shall continue in effect until and shall terminate upon the earliest to occur of (a) the mutual written agreement of the Company, the Cynosure Investors and the Founder Investors, (b) the Sunset Date and (c) the date on which Cynosure no longer has the right to nominate for election to the Board the Cynosure Nominee pursuant to the terms of the Restated Certificate.

3.    Miscellaneous.
3.1    Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
3.2    Further Assurances. Each party hereto agrees to execute and deliver such further documents and instruments and take such further actions as may be necessary to carry out the intent of this Agreement.
3.3    Governing Law. This Agreement shall be governed by the internal law of the State of Texas, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Texas.
3.4    Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
3.5    Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
3.6    Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by e mail or confirmed facsimile if sent during normal business hours of the recipient, and, if not, then on the next Business Day (as defined below); (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. “Business Day” means any day, other than a Saturday, Sunday or any other day on which commercial banks located in the State of New York are authorized or obligated by law or executive order to close. All communications shall be sent to such party’s address as set forth below or at such other address as the party shall have furnished to each other party in writing in accordance with this provision:
If to the Company, to:
Black Rock Coffee Bar, Inc.
9170 E. Bahia Drive, Suite 101
Scottsdale, AZ 85260
Email:
Attn: Sam Seiberling, Chief Legal Officer

with a copy (which shall not constitute notice) to:
Latham & Watkins LLP
1271 Avenue of the Americas
New York, New York 10020
Email:
Attn: Ian D. Schuman
If to a Cynosure Investor:
The Cynosure Group, LLC
111 Main Street, Suite 2350
Salt Lake City, Utah 8411
Email:
Attention: Andrew Braithwaite
with a copy (which shall not constitute notice) to:
Bradley Arant Boult Cummings LLP
One Federal Place
1819 5th Avenue N
Birmingham, Alabama 35203
Email:
Attn: Frederic L. Smith
3.7    Consent Required to Amend, Modify, Terminate or Waive. This Agreement may be amended, modified or terminated and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by the Cynosure Investors, the Company and the Founder Investors.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

BLACK ROCK COFFEE BAR, INC.

By:

Name:	Mark Davis
Title:	Chief Executive Officer
SIGNATURE PAGE TO VOTING AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

CYNOSURE PARTNERS 2020, LP, a Delaware limited partnership

By: Cynosure Partners 2020 GP, LLC, its general partner
By: The Cynosure Group, LLC, its manager

By: ________________________

Name:	Andrew Braithwaite
Title:	Managing Director

CYNOSURE PARTNERS 2020 PV, LP, a Delaware limited partnership
By: Cynosure Partners 2020 GP, LLC, its general partner
By: The Cynosure Group, LLC, its manager

By: ________________________

Name:	Andrew Braithwaite
Title:	Managing Director
SIGNATURE PAGE TO VOTING AGREEMENT

CYNOSURE PARTNERS 2020 CO-INVESTMENT, LLC, a Delaware limited liability company, for and on behalf of the Series A members

By: Cynosure Partners 2020 GP, LLC, its managing member
By: The Cynosure Group, LLC, its manager

By: ________________________

Name:	Andrew Braithwaite
Title:	Managing Director

CYNOSURE PARTNERS 2020 CO-INVESTMENT, LLC, a Delaware limited liability company, for and on behalf of the Series B members

By: Cynosure Partners 2020 GP, LLC, its managing member
By: The Cynosure Group, LLC, its manager

By: ________________________

Name:	Andrew Braithwaite
Title:	Managing Director
SIGNATURE PAGE TO VOTING AGREEMENT

CYNOSURE PARTNERS III, LP a Delaware limited partnership

By: Cynosure Partners III GP, LLC, its general partner
By: The Cynosure Group, LLC, its manager

By: ________________________

Name:	Andrew Braithwaite
Title:	Managing Director

CP III BRC HOLDINGS CV, LLC a Delaware limited liability company

By: Cynosure Partners III GP, LLC, its managing member
By: The Cynosure Group, LLC, its manager

By: ________________________
Name: Andrew Braithwaite
Title: Managing Director
SIGNATURE PAGE TO VOTING AGREEMENT